UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 12, 2005

PHH Corporation

(Exact name of Registrant as specified in its charter)

Maryland	1-7797	52-0551284
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

1 Campus Drive
Parsippany, New Jersey		07054
(Address of principal executive office)		(Zip Code)

Registrant’s telephone number, including area code (973) 428-9700

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

     As previously disclosed, Cendant Corporation (“Cendant”) announced that its board of directors approved the distribution of the mortgage and fleet operations of PHH Corporation (“PHH”) to Cendant’s stockholders through the distribution of all of PHH’s common stock (the “spin-off”). The spin-off will be effective January 31, 2005. In connection with the spin-off, beginning January 12, 2005, certain of those persons who will be management of PHH following completion of the spin-off will present to certain investors the information about PHH described in the slides attached to this report as Exhibit 99.1. The slides set forth in Exhibit 99.1 are incorporated by reference herein.

     The information in this report is being furnished, not filed, pursuant to Regulation FD. Accordingly, the information in this report will not be incorporated by reference into any registration statement filed by PHH under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference. The furnishing of the information in this report is not intended to, and does not, constitute a determination or admission by PHH that the information in this report is material or complete, or that investors should consider this information before making an investment decision with respect to any security of PHH or any of its affiliates.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description
99.1	Slides from PHH Corporation’s presentation to certain investors.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHH CORPORATION
By:	/s/ Eric J. Bock
Eric J. Bock
Executive Vice President and Corporate Secretary

Date: January 12, 2005

PHH CORPORATION
CURRENT REPORT ON FORM 8-K
Report Dated January 12, 2005

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 99.1	Slides from PHH Corporation’s presentation to certain investors.